                                                               Exhibit 20.1

                   BUTLER NATIONAL SERVICE CORPORATION
                 INDEX TO HISTORICAL FINANCIAL STATEMENTS
                     AND OTHER FINANCIAL INFORMATION

FINANCIAL INFORMATION:

                                                                     Page No.
     Report of Independent Public Accountants....................        F-2

     Balance Sheets - January 31, 2001 (not audited) and April 30,
        2000 ....................................................        F-3

     Statements of Operations - Nine months ended January 31,
        2001 (not audited) and year ended April 30, 2000.........        F-4

     Statements of Shareholders' Equity - Nine months ended
        January 31, 2001 (not audited) and the year ended April
        30, 2000 ................................................        F-4

     Statements of Cash Flows - Nine months ended January 31,
        2001 (not audited) and year ended April 30, 2000.........        F-5

     Notes to Financial Statements...............................        F-6
                                                                         F-9

     Consent of Independent Public Accountants...................        F-10


                          INDIAN GAMING CORPORATION

                                    INDEX

PRO FORMA FINANCIAL INFORMATION:                                     Page No.

     Pro Forma Balance Sheets - February 23, 2001 (Incorporation
        date) ..................................................        F-12

     Notes to Financial Statements..............................        F-13
                                                                        F-15


CAUTIONARY STATEMENTS FOR PURPOSE OF THE "SAFE HARBOR"
PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT
OF 1995........................................................         F-15
